Exhibit 99.1

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Matt Duncan, Analyst, Stephens, Inc.
Min Cho, Analyst, B. Riley FBR, Inc.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Brent Edward Thielman, Analyst, D. A. Davidson & Co.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Jonathan DeCourcey, Analyst, Canaccord Genuity Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Dycom Results Conference Call. At this time, all the participant lines are in a listen-only mode. There will be an opportunity for your questions and instructions will be given at that time. [Operator Instructions] As a reminder, today’s call is being recorded.

I’ll turn the call now over to Mr. Steven Nielsen. Please go ahead.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, John. Good morning, everyone. I’d like to thank you for attending this conference call to review our first quarter fiscal 2019 results.

Going to slide 3, during this call, we will be referring to a slide presentation, which can be found on our website’s Investor Relations main page. Relevant slides will be identified by number throughout our presentation.

Today, we have on the call, Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet.

Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. Except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to the company’s outlook, are based on management’s current expectations, estimates, and projections and involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results.

Those risks and uncertainties are more fully described in the Company’s Transition Report on Form 10-K for the six months ended January 27, 2018, and other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Rick. Now moving to slide 4 and a review of our first quarter results. As you review our results, please note that we have presented in our release and comments certain revenue amounts excluding revenues from storm restoration services during the quarter and from businesses acquired during the April 2017 and April 2018 quarters, Adjusted EBITDA, Adjusted

Net Income, and Adjusted Diluted Earnings per Share, all of which are Non-GAAP financial measures, see slides 13 through 21 for a reconciliation of Non-GAAP measures to GAAP measures.

Revenue was $731.4 million, a decrease of 7%. Organic revenue, excluding $14.8 million of storm restoration services in the quarter, declined 10%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks, and grew core market share, this quarter reflected an increase in demand from a key customer, offset by the expected moderation from a large customer, and revenue declines from certain other customers.

Gross margins were disappointing at 18.02% of revenue, reflecting prolonged winter weather conditions and continuing costs associated with the initiation of large customer programs. General and administrative expenses were 8.52%. All of these factors produced Adjusted EBITDA of $73.7 million or 10.1% of revenue and Adjusted Diluted Earnings per Share of $0.65 compared to $1.30 in the year-ago quarter.

Operating cash flow was solid, totaling $24.6 million in the quarter. Liquidity was ample as cash and availability under our credit facility was $459.3 million. And finally, during the quarter, we acquired certain assets and liabilities of a communications construction and maintenance services provider in the Midwest.

Going to slide 5, today a number of major industry participants are deploying significant wireline networks across broad sections of the country. These networks are generally designed to provision bandwidth enabling 1 gigabit speeds to individual consumers.

In addition, emerging wireless technologies are driving significant wireline deployments. These wireline deployments are necessary to facilitate what is expected to be a decade’s long deployment of fully converged wireless/wireline networks that will enable high bandwidth, low latency applications.

The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate are robust. We’re providing program management planning, engineering and design, aerial and underground construction, and fulfillment services for 1 gigabit deployments. These services are being provided across the country and dozens of metropolitan areas to a number of customers.

In addition, we have secured a number of converged wireless/wireline multi-use network deployments across the country. Planning, engineering, and limited construction have begun. Engineering and construction activity is expected to increase and accelerate throughout 2018. Customers are continuing to reveal with specificity new multi-year initiatives that are being planned and managed on a market-by-market basis. Our ability to provide integrated planning, engineering and design, procurement, and construction and maintenance services is of particular value to several industry participants.

As with prior initiations of large-scale network deployments, we expect some normal timing volatility and customer spending modulations, as network deployment strategies and technologies evolve and tactical considerations, primarily permitting, impact timing. We remain confident that our competitively unparalleled scale and market share, as well as our financial strength, position us well to deliver valuable service to our customers and robust returns to our shareholders.

Now, moving to slide 6. We continue to experience effects of a strong overall industry environment during the quarter, which saw moderation from two large customers, revenue declines from certain other customers as well as impacts from prolonged winter weather conditions. Organic revenue, excluding storm restoration services, declined 10%. Our top five customers combined produced 78.8% of revenue, declining 8.8% organically, while all other customers decreased 14.2% organically.

AT&T was our largest customer at 24.2% of total revenue, or $177 million. Revenue from Comcast was $159.2 million, or 21.8% of revenue. Comcast was our second largest customer. Verizon was Dycom’s third largest customer for the quarter at 16.7% of revenue, or $122.1 million. Verizon grew 82.7% organically. Revenue from CenturyLink was $89.7 million, or 12.3% of revenue. CenturyLink was our fourth largest customer. And finally, revenue from Charter was $28.7 million, or 3.9% of revenue. Charter was our fifth largest customer.

Despite a difficult quarter, we are pleased that we have continued to gain profitable market share, extend our geographic reach and expand our program management network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit and wireless/wireline converged networks, as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Going to slide 7, backlog at the end of the first quarter was $5.877 billion versus $5.847 billion at the end of the January 2018 quarter, an increase of approximately $30 million. Of this backlog, approximately $2.976 billion is expected to be completed in the next 12 months, reflecting our tempered expectations of near-term revenue trends. Both backlog calculations reflect solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For Verizon, we were awarded expanded engineering and construction services agreements in multiple markets. With Comcast, we renewed construction and maintenance service agreements in Michigan, Pennsylvania, and Florida. For AT&T, we extended a wireless services agreement in Georgia. With CenturyLink, we renewed engineering services agreements for Oregon, Montana, Arizona, Wyoming, and Virginia. And finally, we extended a locating services agreement in California with AT&T.

Headcount increased during the quarter to 14,607.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8, contract revenues for Q1 2019 were $731.4 million and organic revenue decreased 10%, reflecting declines by two large customers, partially offset by solid growth from another large customer. Storm restoration services contributed $14.8 million of revenue and businesses acquired contributed $15.4 million of revenue.

During Q1 2019, we adopted the new revenue accounting standard and there was no change to our revenue recognition practice.

Adjusted EBITDA was $73.7 million in Q1 2019, which was at 10.1% of revenue. Gross margins were at 18% and compared to the April quarter last year were impacted by prolonged winter weather conditions and costs incurred on large customer programs.

Gross margins were approximately 100 basis points below our expectations for the quarter. This margin pressure resulted from the under-absorption of labor and field costs as large customer programs mobilized. We expect margins to continue to be impacted in the near term with the pressure dissipating as we gain greater momentum on these large programs. Accordingly, our outlook has been lowered for the full fiscal year from our prior expectations to reflect the expected margin pressure.

G&A expense increased 72 basis points compared to the April quarter last year, primarily from the impact of labor costs, which are supporting our expanding scale to address growth initiatives. Our Non-GAAP Adjusted Diluted EPS in Q1 2019 was $0.65 per share compared to $1.30 per share in the year-ago period.

Now, going forward to slide 9. Our balance sheet and financial profile continue to reflect the strength of our business. We ended the quarter with $353.3 million of term loans outstanding and no revolver borrowings on our senior credit facility. Our liquidity is robust at $459 million at the end of the quarter consisting of availability from our credit facility and cash on hand. Operating cash flows were at $24.6 million.

Regarding our Q1 adoption of the new revenue accounting standard, our balance sheet classification changed to include unbilled receivables in the caption Accounts ceceivable. Additionally, amounts that were Costs and earnings in excess of billings are now captioned Contract assets. Amounts that were Billings in excess of costs and earnings are now captioned Contract liabilities. The combined DSOs of Accounts receivable and Contract assets, net were 92 days for Q1 2019, which represents a slight sequential decline from the January quarter.

Capital expenditures were $26.5 million during Q1 2019, net of disposal proceeds and gross CapEx was $34.5 million. During the quarter, we acquired certain assets and liabilities of a communications construction and maintenance services provider in the Midwest for $20.9 million.

In summary, we’re well-positioned with a strong balance sheet and ample liquidity.

Going to our outlook on slides 10 and 11, for fiscal 2019, we are engaged on a broad range of large customer programs, which are expected to drive meaningful growth in the back half of the fiscal year. Based on our Q1 2019 actual results and current expectations of the timing of activity on these programs, we have tempered our annual guidance. And for the full year, we currently expect revenues which range from $3.23 billion to $3.43 billion.

We expect accelerating fiber deployments for emerging wireless technologies, increasing wireless services and solid demand from several large customers, reflecting 1 gigabit deployments and fiber deep cable capacity projects.

Non-GAAP Adjusted Diluted EPS is expected to range from $4.26 to $5.15 per share based on estimated diluted shares of approximately 31.9 million. Adjusted EBITDA margin is expected to range from 12.4% to 12.9% of revenue. Other expectations reflected in the annual guidance include depreciation, which is expected to range from $155 million to $160 million and amortization expected at $23 million.

Share-based compensation included in G&A expense is estimated to range from $25 million to $26 million. Adjusted interest expense is expected to range from $23 million to $24 million, excluding $19.1 million of interest from the non-cash amortization of the debt discount on our notes. Other income net is expected to range from $11 million to $13 million. The effective tax rate is expected at 27.5%, which is before the tax effects of the settlement of share-based awards.

Now going to slide 11, for the July 2018 quarter, we currently expect total revenue to range from $830 million to $860 million. Non-GAAP Adjusted Diluted EPS is to range from $1.13 to $1.28 per share based on estimated diluted shares of approximately 31.9 million and Non-GAAP Adjusted EBITDA to range from 12.4% to 12.8%. Other expectations included in the outlook for the July quarter include depreciation, which is expected to range from $39 million to $39.8 million, and amortization is expected at $5.8 million.

Share-based compensation included in G&A expense is estimated at approximately $6.6 million. Adjusted interest expense is expected at $5.8 million, excluding $4.8 million of interest for the non-cash amortization of the debt discount on our notes. Other income, net is expected to range from $2.9 million to $3.5 million. The effective tax rate is expected at 27.5%, which is before the tax effects of the settlement of share-based awards.

And now I’ll turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. Going to slide 12, within a growing economy, we experience the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintained strong customer relationships throughout our markets, we continued to win and extend contracts at attractive pricing. Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.

Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. A significant number of new project initiations are occurring. Wireless construction activity and support of expanded coverage and capacity is poised to accelerate through the deployment of enhanced macro cells and new small cells.

Telephone companies are deploying Fiber-to-the-Home to enable video offerings and 1 gigabit high-speed connections. This activity has begun to increase. Cable operators are deploying fiber to small and medium businesses and enterprises. These deployments are often in anticipation of the customer sales process as confidence and the number of existing customers continues to increase.

Fiber deep deployments to expand capacity as well as new build opportunities and overall capital expenditures are increasing. Dramatically increased speeds to consumers are being provisioned. Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business. In addition, we are increasingly providing integrated planning, engineering and design, procurement, and construction and maintenance services creating more visibility around future revenue streams. Within this context, we believe we are uniquely positioned, managed, and capitalized to meaningfully experience an improving industry environment to the benefit of our shareholders.

While we are disappointed with current revenue and margin softness and the adjustment to our near-term outlook, we see that softness abating in the second half of the fiscal year and remain encouraged that our major customers possess significant financial strength and are committed to multi-year capital spending initiatives. These initiatives are increasing in number across multiple customers. An improved regulatory environment is supportive of these initiatives. We remain confident in our strategies, the prospects for our Company, the capabilities of our dedicated employees and the experience of our management team as we grow our business and capitalization.

Now, John, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Certainly. [Operator Instructions] We’ll first go to the line of Matt Duncan with Stephens. Please go ahead.

Matt Duncan, Analyst, Stephens, Inc.

Hi. Good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Matt.

Matt Duncan, Analyst, Stephens, Inc.

So, Steve, obviously, the big question on everyone’s mind this morning is the pressure on margin and a little more specifics around what’s causing it. And it sounds like you’re still expecting a big ramp in the business. The timing has maybe changed a little bit. But I think what we’re all trying to get at is a little more specific around the near-term margin pressure and do you believe you can still get this business back to a mid-teens EBITDA margin once things ramp up and you’re better absorbing those costs?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, to the second question, Matt, yes. I mean, we have not changed our view on mid-teens EBITDA. With respect to the pressure on the business, we have a number of large programs, some of which require extensive permitting and other governmental authorities. While we’ve been through this before, the timing of when you build up a cadence in that process that will allow you to efficiently deploy resources, it’s hard to forecast. I mean, we understand that and we’re disappointed that we didn’t get it as right as we would have liked last quarter. But that doesn’t change that the projects are there, that we’re confident in our ability to execute. We’ve just got to get enough work in hand so that we can both absorb the fixed cost around warehousing and supervision and general management as well as be efficient in the field as we get more permitted backlog that we can really go to work on. And it’s getting better every day. It’s just not getting better as quickly as we would have hoped 91 days ago.

Matt Duncan, Analyst, Stephens, Inc.

So, is this customer shifting the timing of work or is it simply the permitting process?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

We’re all working together with our customers, with the permitting authorities. These are large programs. In fact, I think they are substantial programs and that means there is a substantial buildup in activities from the permitting authorities and it’s taking a little time, but it’s getting better.

Matt Duncan, Analyst, Stephens, Inc.

And the second thing, I’ll hop back in queue, just on backlog. Total backlog is pretty flat. 12 month backlog ticked down. And I think people are struggling with trying to understand the tick-down in 12 month backlog given the cadence and ramp in the business that you’re expecting. I’m assuming it’s probably as simple as the timing of orders. You’ve probably got some contracts that you’re going to have to renew in the next 12 months so maybe you don’t have all of the revenue you theoretically would get from those programs in that 12 month backlog currently. But give us a little help on the cadence of that line. Do you expect it to continue to trend higher generally over time? And why that 12 month backlog may have ticked down a little bit here sequentially?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So recall, Matt, there are some contracts and portions of our business that are annual that renew the first of each year. So there’s always going to be a little burn off, right, on those contracts. There’s only going to be eight months of backlog at the end of April. I think the other thing is there was some shifting from the 12 month number out a little bit just based on our reforecast of the revenue. Doesn’t mean it isn’t there. It’s just more timing related. And then there is always a number of contract renewals and those fluctuate from quarter-to-quarter and until you get them renewed, that can impact the near-term and total backlog.

Matt Duncan, Analyst, Stephens, Inc.

Okay. Thanks, Steve.

Operator

Our next question is from Alex Rygiel with B. Riley FBR. Please go ahead.

Min Cho, Analyst, B. Riley FBR, Inc.

Hi, Steve. This is actually Min for Alex this morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hi, Min.

Min Cho, Analyst, B. Riley FBR, Inc.

Hi, there. So, I guess, I just want to get a little more information about the acquisition that you made in the Midwest, obviously added to some revenue in the quarter. Can you tell us how much of that acquisition is included in the annual guidance that you’ve provided?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Min, we paid just a little over $20 million for it. So we have not provided revenue other than in line with an acquisition of that size. So it’s really not material. This is not moving the revenue or the backlog number in any significant way.

Min Cho, Analyst, B. Riley FBR, Inc.

Okay. So it looks like you’ve really - your guidance for EBITDA looks like you’re just really taking into consideration the miss in the first quarter. Second quarter looks like it’s going to be a little bit lighter, but definitely more second half loaded. So, overall, for the full year outside of this 1Q miss, you’re really not changing expectations too much. So things should get back to expectations by the second half the year and kind of how you’re thinking about it.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Min. This is Drew. So, yeah, as you recognized, in the first quarter, we’re down about 100 basis points on margin versus our expectations. And then we’ve taken down the second quarter some as these programs, the ramp on those has pushed out a little bit. So we took that down, call it, approximately 200-or-so basis points relative to our expectations and then the back half of the year something less than 100 basis points on our margin expectations. So that pressure dissipates as the year goes on.

Min Cho, Analyst, B. Riley FBR, Inc.

Okay. And, Drew, while I have you, can I just get the revenue breakdown?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. So Windstream was number 6 at 3.3% of revenue, Frontier was number 7 at 1.6% of revenue, OFS Fitel was number 8 at 1.3% of revenue, Dominion Energy was number 9 at 1% and customer number 10 was at 0.9%. And telco was at 65%, cable was at 26.2%, facility locating was 6.2%, and then the electrical and other was 2.6%.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

And inside the telecom, wireless was about 8% of total revenue.

Min Cho, Analyst, B. Riley FBR, Inc.

Okay, great. Thank you for that info. And, Steve, if you could just talk generally about any change in competition that you’re seeing, any increased competition in some of your markets? I know that you guys obviously have great market share and there is a lot of work to be done, but if you could just talk to some competition.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

There is a lot of work to go around. I think everybody’s busy and getting busier, particularly as you see kind of the ramp in the industry that I think will be very similar to the ramp that we have. And we’re focused on executing well on what we have and confident that we will maintain our fair share of opportunity going forward.

Min Cho, Analyst, B. Riley FBR, Inc.

Okay, great. Thank you.

Operator

Next we’ll go to Tahira Afzal with KeyBanc. Please go ahead.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Hi, folks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Tahira.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Steve, when you look back and when you set guidance and where we’re right now, is the new guidance that you said assuming a bigger cushion given what you’ve learned in terms of the modulation of these clients? And the reason I ask it is when I go back a year, we were kind of at the same place. Seems these guys are taking a bit more time and pushing things around a bit. Permitting is something that continues to be an issue. So has all this been factored in into that second half ramp as well?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So we go through a process where we build up our expectations kind of contract by contract from the business units. And, Tahira, we did exactly what you’re looking at. We went back and said from those expectations, now that we know how things have turned out, what was an appropriate discount and we look backwards and we reflected that in the guidance.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Got it.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So we did exactly the way you’re thinking about it.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Okay. And then if you were to look at the margins in the sense, given that it seems that these modulations are probably going to go forward as well. I know you’re still confident about that mid-teens sort of EBITDA range. But do we sort of hit it at - do you hit your sweet point on that more in the 2020 timeframe or is that still possible in 2019?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think in the back half of the fiscal year, I think we can do mid-teens. I think that’s what - if you do the math, that’s what it would imply.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Got it. And so you think that’s something that can be sustained then going forward as well into [indiscernible].

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

In fact, we think that gets better as we get more momentum in the projects.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Got it. Okay. Thank you very much, Steve.

Operator

Our next question is from Chad Dillard with Deutsche Bank. Please go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Hi. Good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

So it seems like we’re starting to see AT&T’s contribution to revenue turn the corner a little bit after several quarters of decline. And based on the work that you see ahead of you and in your backlog, I mean, do you expect to see a quarter-over-quarter acceleration in revenue cadence from those customers? And then just secondly on CenturyLink, I was just curious whether you have enough visibility to say that you’re going to see that customer decline starting to hit bottom in the very near term?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Chad, with respect to AT&T, we have a number of projects associated with the FirstNet program. And I think AT&T was at an investor conference last week where they shared that on that particular program, they’ve spent about $140 million in the calendar first quarter, but they expected to spend $2 billion for the full year. So, clearly, our efforts for them on that program are going to have to pick up to align with their expectations and we do see that in the business.

I think with respect to the CenturyLink, they have guided and spoke at another conference last week to kind of 16% of revenue. They spent 13% on CapEx in the first quarter and through the integration of Level 3 and CenturyLink, there is a new management team, they are being very disciplined in reviewing their CapEx. But they also at that conference said that they saw spending picking up and developing a steadier rhythm on the consumer side, which is not where all our revenue is, but a significant majority of the revenue with them is on the consumer side and on the CAF side. So based on those comments, I think they see things getting a little better.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

That’s helpful. And then can you spend some time on FirstNet? How much contribution to revenue could this grow to at peak spending levels for your business? Have you started to see AT&T start to bundle 5G work with FirstNet work? And like how do you think that impacts your ability to compete for that work? And then lastly just from a labor perspective, do you have enough tower workers to support the build-out or would that be a bigger focus for hiring going forward?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Okay. So, I mean, in terms of resources, Chad, I mean, we assess that as we are looking at the guidance, we think we’ll be able to execute on the work that we’ve provided. We’ve grown that business essentially over the last five years from a startup to a run rate of $200 million or thereabouts and we think it grows from there. I don’t think we are going to isolate individual programs with customers, but we see it as that part of our business with AT&T probably growing faster than the total. So we see that incrementally positive.

I think on your question on 5G, I think if you look at some of AT&T’s comments recently, they talked about integrating 5G radios in the FirstNet deployment. So, for us, we don’t isolate quite the 5G work separate from the FirstNet. It’s all an integrated one-tower-climb approach to both programs. So we have the skill set because we are doing the work.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

All right. Thank you very much.

Operator

Next we’ll go to Brent Thielman with D. A. Davidson. Please go ahead.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Good morning, Steve, Drew.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Brent.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Hey, Steve, you’re looking for revenue to pick up here in the second quarter relative to last year. I guess, have you started to see that develop yet? Have you seen it turn maybe in the latter part of last quarter? Or is it kind of June-July where you think things start to pick up?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

No, I mean, we see good improvement throughout the quarter, Brent. I think the difficulty in April is it clearly picked up from March, but it wasn’t seasonal just because of the prolonged winter weather conditions. I mean, in the upper Midwest, some of the road moratoriums didn’t get released until the first of May a year ago as the first week of April. So, I mean, it certainly was delayed seasonality this year, but we see that picking up in May in a number of parts of the business.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Got it. Okay. And then, I guess, Steve, with the investments you made in the business in terms of people and equipment, I mean, are you nearing the point here of critical mass or do you feel like you’ve got what you need to begin to leverage the spending cycles coming and that should ratchet down?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we built lots of infrastructure, right. As the programs get bigger, we’ll continue to add to it, but not at the same rate, right, given that we’ve got the foundation in place. We have a large program management office. Obviously, there’s leverage there as the programs get bigger. There is the warehousing and field office facilities, right. If program run rates go up 50%, your rent doesn’t go up 50%, so there is leverage as the programs gain momentum.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Okay, great. And then maybe just one quick one, Drew. The other income line was I think quite a bit higher than you guided. Remind me, are those fixed asset sales and should those run higher for the year?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Brent, that number did come in a little bit higher in the quarter. And then for the year, we did update that number in the outlook.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Used equipment prices were stronger than we expected, which is probably a leading indicator that people are trying to find capacity wherever they can.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

And that goes to competitors, Steve, or...?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

They are typically subcontractors or it could be - more broadly, it could be a general construction. I mean, we sell assets through public auctions and so there is broad demand. But the economy is good and demand for equipment is good. When you can sell an asset eight years after you bought it for 75% of what you paid for, that’s a good market.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Not too bad. Okay. Thanks, guys.

Operator

Our next question is from Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, Steve, when I talk to your competitors both public and private, the general sense I get is that people are basically sold out for the next three years. Would you say you’re generally in agreement with that statement?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I’m not sure I agree with the framework. But I think people are busy. I mean, we’re here to grow capacity for customers. So, I guess, we’re sold out today, but we could always do a little more tomorrow, right. So, I mean, that’s why we’re spending the money on the CapEx. And as Brent mentioned, that’s why we’ve invested in the infrastructure and the people to get bigger. Private companies may have a different approach to thinking about that, but for us, we’ve positioned the company to grow. No subsidiary comes back and says we can’t contemplate another project because we’re, quote, sold out. It’s a question of getting the right returns to make future investments to add to capacity.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Yeah. And, I guess, the reason I made the comment was just to try to get people a sense of how long these programs could last and how much revenue we’re talking about here.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, I think if you look at customer comments, they are indicative of long range programs. You know what, we have a customer that had a sell-side event yesterday and clearly pretty excited about opportunities around deploying more infrastructure and that’s not going to just be for a year or two.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

The near-term revenue weakness, can you help us get a sense for how much of that was the permitting issue and how much of that was modulations at two customers?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, clearly, the permitting issue was more impactful of growth, whereas the decline year-over-year is really just the winding up. As we mentioned, there was one customer that commented that they’ve spent kind of 7% of what they expected for full year on a large program in the first calendar quarter. Clearly, they’ve got to ramp up. And then there certainly was some weather impacts both in the Northeast. I think they had a snowstorm about every weekend through April as well as the limitations on construction activity in the Midwest.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And lastly, as you think out over a multi-year period, would you say that the opportunity for telco is larger than for cable?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think they’re both pretty good. And it’s hard - it will be interesting to see the interaction of 5G fixed broadband with the cable consumer and small and medium enterprise business. And I think competition has always been good for our business and has spurred investment as people create new capabilities.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. Thanks for the time.

Operator

Our next question is from Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi, guys. Thanks. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Noelle.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

So, looking at the sequential uptick in head count, can you give us a sense of how much of that was organic versus acquired?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

There was about 150 acquired, Noelle. So, the majority was still - or right about half was organic and half was the acquisition.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay, great. And then just looking at this 82.7% growth at Verizon, I mean, for me, that was ahead of my expectations. How did that compare to what you guys were expecting internally?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I mean, we’re not going to comment specifically other than to say that we’ve had a big ramp. There’s been some permitting issues and I think we’ll all be happy to say we were going faster for every customer, including that one.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay, perfect. And then in terms - sorry, if I missed this number, but did you give CapEx expectations for the year?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. Noelle, this is Drew. So if you recall, on the last call, we talked about the $190 million to $200 million net for this year and we still anticipate it to be there. The number for the current quarter was a little bit lower than where we had expected. So it’s really a timing issue on that.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay, great. Thanks.

Operator

And next we’ll go to Jennifer Fritzsche with Wells Fargo. Please go ahead.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great, thanks. Two, if I may. I believe you said this, Steve, but I do want to just stress on pricing a little bit. You mentioned a customer having an Analyst Day yesterday. That customer also has a large cost-cutting initiative. And I’m just wondering, the concern for some of these customers is they are really pressuring the vendors to cut pricing. And can you comment a little bit on pricing, maybe just in general, not on a specific customer basis?

And then secondly, if I could just ask a bigger picture question of your capacity as it stands right now. I know you certainly might be full today but open tomorrow or however you said it. But how do you deem your capacity to service more work given the employee base you have now? Thanks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Jennifer, I think we are not going to comment on pricing for individual customers or programs. In our comments, we talked about pricing being attractive. The way we think about attractive as a comment is that we see pricing that’s sufficient for us to invest and grow the business. And if we find that there is opportunity where the pricing is not attractive then we concentrate on where it is and make sure that we grow the business for customers where we’re going to get a fair return, not anything more than we should but a fair return. So we’re in the business right now of investing and we’ve got to make sure that we have adequate resources financially to make those investments.

In terms of capacity, clearly we’ve added head count over the last year. We’re going to have to continue to add head count as these programs grow. I think from a management perspective, we continue to add to that infrastructure and right now I think we can get some leverage. I think we’re not as fully utilized from a management perspective in terms of the scale of the enterprise as it could be. So I think we’ve got the management capacity here, we’ve got to get permitted work in front of us and we’ve got to get the resources in place to get it done.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great. Thank you. And if I just add one more follow-up. You touched on CAF, but CenturyLink did mention CAF, the opportunity there, which really hadn’t been talked about in a while. Are you seeing - at one time we thought CAF dollars would be a top, I think, 10 customer. Are you seeing more pickup in that silo?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, I think we’re seeing more. As they discussed last week at an investor conference, they have new management, they want to walk through the program and make sure that the money that they receive is spent wisely, and we’ve seen them work through that and we see more opportunity picking up there. There is an additional CAF auction that’s going to occur over the summer for another couple hundred million dollars of support for the next 10 years. And we are seeing lots of rural activity. We’ve spoken about this before even with the electric co-ops. We’ve seen that grow to be a pretty meaningful piece of business across a whole bunch of small customers. So we see some opportunities in rural also.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great. Thank you.

Operator

And next we’ll go to Alan Mitrani with Sylvan Lake Asset Management. Please go ahead.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. Steve, can you talk a bit about the cable and the urgency of their spend? Do you think in general that urgency has modulated a little bit? Or in general over the next couple of years, you think they will be just as active as maybe the telco participants?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Alan, I think we are very optimistic about opportunities in the cable industry. There’s some new technology coming into the industry over the next six to nine months. It’s going to make deployments more efficient in terms of - on the equipment side of the business for them, but predominantly around head-ends. And we think that will be good for the business because that will just make what we do, have higher returns for our customers. So, yeah, we’re optimistic about cable.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Okay. And then I know you don’t like to speak about specific customers, but there seems to be a lot of acquisitions or potential very, very large acquisitions in that industry going on. Given your customer concentration, how do you deal with a customer - I’ll give you an example. This quarter like CenturyLink who seemingly spends a lot less of their CapEx than you thought they might have if that focuses on one of your bigger customers, I mean, how do you deal with that from a modulation perspective when you don’t want to drop any management or field expertise given it could come back?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

You redeploy those assets in other parts of the business that are going to continue to grow pretty substantially. If it occurs, I’m not sure. I’m not sure in the instance that you mentioned, right, you have an integration of two businesses and that’s not unheard of to have some reassessment. If you have a horizontal or a different geographic merger, I’m not sure that impacts the customer behavior in the same way.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Okay. And also can you remind us what’s left on your share buyback?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

$95 million.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Is there a timetable on that?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

It’s through August. But, I mean, it was an 18-month approval. And we’ve had one open now for probably more than a decade. So I don’t think there’s anything magic about August.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Thank you.

Operator

And our next question is from Bobby Burleson with Canaccord. Please go ahead.

Jonathan DeCourcey, Analyst, Canaccord Genuity Inc.

Hey, guys. This is Jon DeCourcey on for Bobby. With most of my questions having been answered, I just want to touch upon one more thing with the large customer program. Can you touch on some experience on kind of similar huge ramps in investment from the past, whether permitting hurdles can kind of provide a continued headwind beyond what they’ve done already? I guess, said another way, what’s the risk that the push-outs go on further beyond even the foreseeable future?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I mean, the uncertainty, Bobby, is always around starting the process. Once there is a cadence to the process, once more municipalities are involved, so the bills get broader, it becomes less uncertain. We had similar experiences with large programs 15 years ago and we’re still at them and today permitting or even after the initial kind of 12-month period, it just becomes something you manage. It’s the initiation of the programs that is where the most uncertainty is.

Jonathan DeCourcey, Analyst, Canaccord Genuity Inc.

Okay. Thank you.

Operator

And we do have a follow-up from Alan Mitrani. Please go ahead.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Hey sorry, I forgot one. Inflationary pressures, are you seeing any - I see the gas has moved up. I know gas has been a big piece of your - or fuel, excuse me, is a big piece of your COGS. But can you just talk about - other businesses are talking about inflation, just tell us where you think you see that and whether you feel that the current bidding in the industry is reflecting some of those increased costs?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, I think, Alan, on fuel, it was basis points. It’s not a major COGS factor at this point - at this price level. It has been higher in the past, but that was a long time ago. And then, look, I think to attract resources, you’re going to make sure that the product is priced appropriately to attract those resources. And so we don’t see anything different about this ramp-up than anything else. In our core business that’s not involved with those ramps, we’re not seeing significant price escalation.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Okay. And then, Steve, just a bigger picture, you are clearly staffed up for a much bigger revenue base. It hasn’t come to the timeframe you expected or we’ve expected or others. But do you feel - you said you need to add a little head count and you’re still going to spend the CapEx and keep the same budget, even the revenues may not be as robust as you thought this year. Once that comes, so many other businesses are being priced in the stock market as if its peak earnings or the fear of peak earnings, no one wants you to get to mid-teens EBITDA and then have a drop-off. We’re just thinking, how many years do you feel it sounds like once you hit that ramp, this is a ramp that could be sustained for a number of years, given the spending implications from your customers. Is that correct?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think we’re at the beginning of a number of large programs. We’re also seeing opportunities to grow market share, which is not unusual, that follows large programs. And right now we’re focused on growing the business.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Okay. Thank you.

Operator

And Mr. Nielsen, there are no further questions in queue.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

All right. We thank everybody for your time and attention, and we’ll talk to you again at the end of August. Thank you.

Operator

Ladies and gentlemen, that does conclude your conference. Thank you for your participation. You may now disconnect.